INVESTMENT ADVISORY AGREEMENT



		AGREEMENT made as of March 5, 2007 between THE RBB FUND, INC., a Maryland corporation (herein called the "Fund"), and Marvin & Palmer Associates, Inc. (herein called the
"Investment Adviser").

		WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), and currently offers or proposes to offer shares representing interests in separate investment portfolios;

		WHEREAS, the Fund desires to retain the Investment Adviser to render certain investment advisory services to the Fund with respect to the Fund's Marvin & Palmer Large Cap Growth Fund (the "Portfolio"), and the Investment Adviser is willing to so render such services; and

		WHEREAS, the Board of Directors of the Fund and the shareholders of the Portfolio have approved this Agreement, and the Investment Adviser is willing to furnish such services upon the terms and conditions herein set forth;

		NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

            SECTION 1.	APPOINTMENT.  The Fund hereby appoints the
Investment Adviser to act as investment adviser for the
Portfolio for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. The assets of the Portfolio will be maintained in the custody of a custodian (who shall be identified by the Fund in writing prior to the execution of this Agreement). The Investment Adviser will not have custody of any securities, cash or other assets of the Portfolio and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in strict reliance on instructions of the Investment Adviser.
            SECTION 2.	DELIVERY OF DOCUMENTS.  The Fund has
furnished the Investment Adviser with copies properly certified or authenticated of each of the following:
      (a)	Resolutions of the Board of Directors of the Fund
authorizing the appointment of the Investment Adviser and
the execution and delivery of this Agreement;
      (b)	Each prospectus and statement of additional
information relating to any class of Shares representing interests in the Portfolio of the Fund in effect under the Securities Act of 1933 (such prospectus and statement of additional information, as presently in effect and as they shall from time to time be amended and supplemented, are herein collectively called the "Prospectus" and "Statement of Additional Information," respectively).
	The Fund will promptly furnish the Investment Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

	In addition to the foregoing, the Fund will also provide the Investment Adviser with copies of the Fund's Charter and By-laws, the Fund's Compliance Manual and other policies and procedures adopted from time to time by the Board of Directors of the Fund and any registration statement or service contracts related to the Portfolio, and will promptly furnish the Investment Adviser with any amendments of or supplements to such documents.

            SECTION 3.	MANAGEMENT.  Subject to the supervision of
the Board of Directors of the Fund, the Investment Adviser will provide for the overall management of the Portfolio including
(i) the provision of a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio, (ii) the determination from time to time of what securities and other investments will be
purchased, retained, or sold by the Fund for the Portfolio, and
(iii) the placement from time to time of orders for all
purchases and sales made for the Portfolio.  The Investment
Adviser will provide the services rendered by it hereunder in accordance with the Portfolio's investment objectives, restrictions and policies as stated in the applicable Prospectus and Statement of Additional Information, provided that the Investment Adviser has actual notice or knowledge of any changes by the Board of Directors to such investment objectives, restrictions or policies. The Investment Adviser further agrees that it will render to the Fund's Board of Directors such periodic and special reports regarding the performance of its duties under this Agreement as the Board may reasonably request. The Investment Adviser agrees to provide to the Fund (or its agents and service providers) prompt and accurate data with
respect to the Portfolio's transactions, provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Investment Adviser for each security or other investment/asset in the Portfolio for which market prices are not readily
available. Except to the extent indicated above, the Investment Adviser will not be responsible for establishing the net asset value of the Fund.
            SECTION 4.	BROKERAGE.  Subject to the Investment
Adviser's obligation to obtain best price and execution, the Investment Adviser shall have full discretion to select brokers or dealers to effect the purchase and sale of securities. When the Investment Adviser places orders for the purchase or sale of securities for the Portfolio, in selecting brokers or dealers to execute such orders, the Investment Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Portfolio directly or indirectly.
Without limiting the generality of the foregoing, the Investment Adviser is authorized to cause the Portfolio to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Portfolio or who otherwise provide brokerage and research services utilized by the Investment Adviser, provided that the Investment Adviser determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Investment Adviser's overall responsibilities with respect to accounts as to which the Investment Adviser exercises investment discretion. The
Investment Adviser may aggregate securities orders so long as the Investment Adviser adheres to a policy of allocating investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients. In no instance will the Portfolio's securities be purchased from or sold to the Fund's principal underwriter, the Investment
Adviser, or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.
		The Investment Adviser shall report to the Board of Directors of the Fund at least quarterly with respect to brokerage transactions that were entered into by the Investment Adviser, pursuant to the foregoing paragraph, and shall certify to the Board that the commissions paid were reasonable in terms either of that transaction or the overall responsibilities of the Investment Adviser to the Fund and the Investment Adviser's other clients, that the total commissions paid by the Fund were reasonable in relation to the benefits to the Fund over the long term, and that such commissions were paid in compliance with
Section 28(e) of the Securities Exchange Act of 1934.

            SECTION 5.	CONFORMITY WITH LAW; CONFIDENTIALITY.  The
Investment Adviser further agrees that it will comply with all applicable rules and regulations of all federal regulatory agencies having jurisdiction over the Investment Adviser in the performance of its duties hereunder. The Investment Adviser will treat confidentially and as proprietary information of the
Fund all records and other information relating to the Fund and prior, present or potential shareholders (except with respect to clients of the Investment Adviser) and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be
withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. Where the
Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply with a request for records or other information relating to the Fund, the Investment Adviser may comply with such request prior to obtaining the Fund's
written approval, provided that the Investment Adviser has taken reasonable steps to promptly notify the Fund, in writing, upon receipt of the request.
            SECTION 6.	SERVICES NOT EXCLUSIVE.  The Investment
Adviser and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Investment Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Portfolio or the Fund.
		Nothing in this Agreement shall limit or restrict the Investment Adviser or any of its partners, officers, affiliates or employees from buying, selling or trading in any securities for its or their own account. The Fund acknowledges that the Investment Adviser and its partners, officers, affiliates, employees and other clients may, at any time, have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired or disposed of for the Portfolio. The Investment Adviser shall have no obligation to acquire for the Portfolio a position in any investment which the Investment Adviser, its partners, officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, so long as it continues to be the policy and practice of the Investment Adviser not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities so that, to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

		The Investment Adviser agrees that this Section 6 does not constitute a waiver by the Fund of the obligations imposed upon the Investment Adviser to comply with Sections 17(d) and 17(j) of the 1940 Act, and the rules thereunder, nor constitute a waiver by the Fund of the obligations imposed upon the Investment Adviser under Section 206 of the Investment Advisers
Act of 1940 (the "Advisers Act") and the rules thereunder.
Further, the Investment Adviser agrees that this Section 6 does not constitute a waiver by the Fund of the fiduciary obligation of the Investment Adviser arising under federal or state law, including Section 36 of the 1940 Act. The Investment Adviser agrees that this Section 6 shall be interpreted consistent with the provisions of Section 17(i) of the 1940 Act.

            SECTION 7.	BOOKS AND RECORDS.  In compliance with the
requirements of Rule 3la-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

            SECTION 8.	EXPENSES.  During the term of this
Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.
The Portfolio shall bear all of its own expenses not
specifically assumed by the Investment Adviser.  General
expenses of the Fund not readily identifiable as belonging to a Portfolio of the Fund shall be allocated among all investment portfolios by or under the direction of the Fund's Board of Directors in such manner as the Board determines to be fair and equitable. Expenses borne by the Portfolio shall include, but are not limited to, the following (or the Portfolio's share of the following):  (a) the cost (including brokerage commissions)
of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Portfolio by the Investment Adviser; (c) filing fees and expenses relating to the registration and qualification of the Fund and the Portfolio's shares under federal and/or state securities laws and maintaining such registrations and qualifications; (d) fees and salaries payable to the Fund's directors and officers; (e) taxes (including any income or franchise taxes) and governmental fees;
(f) costs of any liability and other insurance or fidelity
bonds; (g) any costs, expenses or losses arising out a liability of or claim for damages or other relief asserted against the
Fund or the Portfolio for violation of any law; (h) legal, accounting and auditing expenses, including legal fees of special counsel for the independent directors; (i) charges of custodians and other agents; (j) expenses of setting in type and printing prospectuses, statements of additional information and supplements thereto for existing shareholders, reports, statements, and confirmations to shareholders and proxy
materials that are not attributable to a class; (k) costs of mailing prospectuses, statements of additional information and supplements thereto to existing shareholders, as well as reports to shareholders and proxy materials that are not attributable to a class; (1) any extraordinary expenses; (m) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (n) costs of mailing and tabulating proxies and costs of shareholders' and directors' meetings; (o) costs of independent pricing services to value a portfolio's securities; and (p) the costs of
investment company literature and other publications provided by the Fund to its directors and officers. Distribution expenses, transfer agency expenses, expenses of preparation, printing and mailing, prospectuses, statements of additional information, proxy statements and reports to shareholders, and organizational expenses and registration fees, identified as belonging to a particular class of the Fund are allocated to such class.
            SECTION 9.	VOTING.  The Investment Adviser shall have
the authority to vote as agent for the Fund, either in person or by proxy, tender and take all actions incident to the ownership of all securities in which the Portfolio's assets may be
invested from time to time, subject to such policies and
procedures as the Board of Directors of the Fund may adopt from time to time.
            SECTION 10.	RESERVATION OF NAME.  The Investment Adviser
shall at all times have all rights in and to the Portfolio's name and all investment models used by or on behalf of the Portfolio. The Investment Adviser may use the Portfolio's name or any portion thereof in connection with any other mutual fund or business activity without the consent of any shareholder and the Fund shall execute and deliver any and all documents
required to indicate the consent of the Fund to such use.  No public reference to, or description of, the Investment Adviser or its methodology or work shall be made by the Fund, whether in the Prospectus, Statement of Additional Information or
otherwise, without the prior written consent of the Investment Adviser, which consent shall not be unreasonably withheld. In each case, the Fund shall provide the Investment Adviser a reasonable opportunity to review any such reference or description before being asked for such consent.  The Fund
hereby agrees that in the event that neither the Investment
Adviser nor any of its affiliates acts as investment adviser to the Portfolio, the name of the Portfolio will be changed to one that does not contain the name "Marvin & Palmer" or otherwise suggest an affiliation with the Investment Adviser.
            SECTION 11.	DISCONTINUATION OF PUBLIC OFFERING.  Subject
to the prior approval of the Fund's Board of Directors, the Investment Adviser may instruct the Fund's distributor to cease sales of shares of the Portfolio to new investors due to concerns that an increase in the size of the Portfolio may
adversely affect the implementation of the Portfolio's
investment strategy. Subject to prior Board approval, the Investment Adviser may subsequently instruct the fund's distributor to recommence the sale of shares of the Portfolio.
            SECTION 12.	COMPENSATION.  (a) For the services provided
and the expenses assumed pursuant to this Agreement with respect to the Portfolio, the Fund will pay the Investment Adviser from the assets of the Portfolio and the Investment Adviser will
accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of 0.65% of the Portfolio's average daily net assets. For any period less than a full month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month.
		(b) The fee attributable to the Portfolio shall be satisfied only against assets of the Portfolio and not against the assets of any other investment portfolio of the Fund.
            SECTION 13.	LIMITATION OF LIABILITY.  The Investment
Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("disabling conduct"). The Portfolio will indemnify the Investment Adviser against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by the Investment Adviser.
Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Investment Adviser was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Investment Adviser was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding
("disinterested non-party directors") or (b) an independent legal counsel in a written opinion. The Investment Adviser shall be entitled to advances from the Portfolio for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The Investment Adviser shall provide to the Portfolio a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Portfolio has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Investment Adviser shall provide a security in form and amount acceptable to the Portfolio for its undertaking; (b) the Portfolio is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based upon a review of facts readily available to the Portfolio at the time the advance is proposed to be made, that there is reason to believe that the Investment Adviser will ultimately be found to be entitled to indemnification. Any amounts payable by the Portfolio under this Section 13 shall be satisfied only against the assets of the Portfolio and not against the assets of any other investment portfolio of the Fund.
		The limitations on liability and indemnification provisions of this Section 13 shall not be applicable to any losses, claims, damages, liabilities or expenses arising from the Investment Adviser's rights to the Portfolio's name. The Investment Adviser shall indemnify and hold harmless the Fund and the Portfolio for any claims arising from the use of the term "Marvin & Palmer" in the name of the Portfolio.

            SECTION 14.	DURATION AND TERMINATION.  This Agreement
shall become effective with respect to the Portfolio as of the date first above written and, unless sooner terminated as provided herein, shall continue with respect to the Portfolio until August 16, 2007. Thereafter, if not terminated, this Agreement shall continue with respect to the Portfolio for successive annual periods ending on August 16 provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of
Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(b) by the Board of Directors of the Fund or by vote of a
majority of the outstanding voting securities of the Portfolio; provided, however, that this Agreement may be terminated with respect to the Portfolio by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, on 60 days' prior written notice to the
Investment Adviser, or by the Investment Adviser at any time, without payment of any penalty, on 60 days' prior written notice to the Fund. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act).
            SECTION 15.	AMENDMENT OF THIS AGREEMENT.  No provision
of this Agreement may be changed, discharged or terminated
orally, except by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting the Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Portfolio.
            SECTION 16.	MISCELLANEOUS.  The captions in this
Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or
otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.
            SECTION 17.	NOTICE. All instructions, notices, reports
and other communications contemplated by this Agreement must be in writing and be addressed as follows:
            If to the Fund:
            The RBB Fund, Inc.
            Bellevue Corporate Center
            103 Bellevue Parkway
            Wilmington, Delaware 19809
            Attention:  Edward J. Roach
            Fax:  302-791-4830

            If to the Investment Adviser:

            Marvin & Palmer Associates, Inc.
            1201 N. Market Street
            Suite 2300
            Wilmington, Delaware 19801-1165
            Attention:  Chief Financial Officer
            SECTION 18.	DELIVERY OF INFORMATION.  The Fund
acknowledges receipt of the most recent copy of Part II of the Investment Adviser's Form ADV at least 48 hours prior to entering into this Agreement. Upon written request by the Fund, the Investment Adviser agrees to deliver annually, without charge, the Investment Adviser's brochure required by the
Advisers Act. The Investment Adviser will also deliver its brochure to the Fund without charge in the event of a material change therein.
            SECTION 19.	REFERENCES TO FUND.  The Fund acknowledges
and agrees that the Investment Adviser may include the name of the Fund and/or the Portfolio on the client list that it publishes, including on its website, and may publish advertisements or distribute sales literature or other written materials to the public that makes reference to the Fund and/or the Portfolio.
            SECTION 20.	CHANGE IN MEMBERSHIP.  The Investment
Adviser shall notify the Fund of any change in its membership within a reasonable time after such change.
            SECTION 21.	GOVERNING LAW.  This Agreement shall be
governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.
            SECTION 22.	COUNTERPARTS.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



		IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


THE RBB FUND, INC.
By: /s/ Edward J. Roach
Name:   Edward J. Roach
Title:  President and Treasurer


MARVIN & PALMER ASSOCIATES, INC.
By: /s/ Gilbert Hahn
Name:   Gilbert Hahn
Title:  General Counsel, Principal